UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

As previously disclosed, on March 13, 2013, the Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) approved a $200.0 million share repurchase program for its common stock.

On July 22, 2013, the Company entered into an accelerated stock repurchase agreement with J.P. Morgan Securities LLC (“JPMorgan”), as agent for JPMorgan Chase Bank, National Association, London Branch (the “ASR Agreement”).  Under the ASR Agreement, the Company will purchase outstanding shares of the Company’s common stock from JPMorgan for $100.0 million as part of its share repurchase program.  JPMorgan will make an initial delivery of shares to the Company shortly after execution of the transaction totaling approximately 2,197,000 common shares, which is approximately 85% of the number of shares expected to be repurchased in connection with this transaction.  The specific final number of shares to be repurchased will generally be based on the volume-weighted average share price of the Company’s common stock during the calculation period of the ASR Agreement.  The ASR Agreement is scheduled to expire in approximately three months and may be terminated early upon the occurrence of certain events.

Upon consummation of the repurchase under the ASR Agreement, the Company will have approximately $53.5 million remaining under its share repurchase program.  There can be no assurances as to the amount, timing or prices of future repurchases.  The specific timing and amount of future repurchases will vary based on market conditions and other factors.  The Company’s share repurchase program may be modified, extended or terminated by the Board of Directors at any time.

From time to time, JP Morgan and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the underlying ASR documentation, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending August 3, 2013.

Item 8.01              Other Events.

On July 22, 2013, the Company issued a press release announcing it had entered into the ASR Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

99.1                                                                        Press Release of The Men’s Wearhouse, Inc., dated July 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2013

THE MEN’S WEARHOUSE, INC.

	By:	/s/ KELLY M. DILTS
Kelly M. Dilts
Senior Vice President and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of The Men’s Wearhouse, Inc., dated July 22, 2013.